Exhibit 99.2

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated September 4, 2017 to the Board of Directors of Rockwell Collins, Inc. (the “Company”) included as Annex B to the proxy statement/prospectus relating to the proposed acquisition of the Company by United Technologies Corporation, which is part of Amendment No. 1 to Registration Statement No. 333-220883 of United Technologies Corporation on Form S-4 and (ii) the references to such opinion and to our name in such proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Amendment No. 1 to Registration Statement No. 333-220883 within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES LLC

By:	/s/ David Lubeck
Name: David Lubeck
Title: Managing Director

November 17, 2017